Ex99-6

                                                      BY-LAWS

                                                        OF

                                          HIGHLAND FOREST RESOURCES, INC.

                                    (f/k/a HIGHLAND PIPELINE & RESOURCES CORP.)

                                                     ARTICLE ONE

                                                       OFFICES

1.       Principal Office.  The principal office of this corporation shall be in the City of Buffalo, State of
New York.

2.       Other Offices.  The corporation may have such other offices and places of business, within or without the State of New York, as may be determined by the Directors.

                                                   ARTICLE TWO

                                                   SHAREHOLDERS

1.       Place of Meetings.  Meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the President and stated in the notice of the meeting.

2.       Annual Meeting.  The annual meeting of shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such business day and time as the
President shall designate.

3.       Notice of Annual Meeting.  Written notice of the annual meeting shall be given to each shareholder entitled to vote, at least ten (10) days but no more than fifty (50) days prior to the meeting.

4.       Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called by the
President or Board of Directors and must be called by the President or Secretary upon receipt by either of them of the written request of the holders of twenty-five (25) percent of the stock then outstanding and entitled to vote.

5.       Notice of Special Meeting.  Written notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten (10) days but no more than fifty (50) days prior to the meeting.  The notice shall also be set forth at whose direction it is being issued.

6.       Quorum.  At any meeting of the shareholders, the holders of record of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the
Certificate of Incorporation.

7.       Voting.  Except as may be otherwise provided by the Certificate of Incorporation, at each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy and shall have one vote for each share registered in his or her name.

8.       Adjourned Meetings.  Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present.  No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted that might have been transacted at the meeting as originally called.

9.       Action by Written Consent of Shareholders.  Whenever by any provision of statute or of the Certificate of Incorporation or of these By-Laws, shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

10.      Notice of Action Regarding Payment for Shares.  If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for shares, the notice of such meeting shall include a statement of that purpose and to that effect.

                                                   ARTICLE THREE

                                                     DIRECTORS

1.       Powers; Number; Qualifications.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation.  The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by the Board of Directors.  Directors need not be shareholders of the corporation.

2.       Powers.  The Board of Directors may adopt such rules and regulations for the conduct of business of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these By-Laws.

         In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board of
Directors may exercise all such powers of the corporation and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

3.       Meeting, Quorum, Meeting by Telephone, Action Without Meeting.  Meetings of the Board of Directors may
be held at any place, either within or without the State of New York, provided a quorum be in attendance.  Except as may be otherwise provided by the Certificate of Incorporation or by the corporate laws of the State of New
York, a majority of the Directors in office shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum of Directors shall constitute the act of the Board.

         The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of the shareholders.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.  The Chairman of the Board (if
any) or the President or Secretary may call, and at the request of any two Directors must call, a special meeting of the Board of Directors by appropriate notice.  Five days' notice is required when given personally or by telegraph, cable, e-mail or facsimile transmission to each Director.

         Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board or any Committee by means of a conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

         Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.

4.       Resignation, Vacancies, Removal.  Any Director may resign at any time by giving written notice to the
President or the Secretary.  Such resignation shall take effect at the time stated therein.  Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising, may be filled by a majority vote of the remaining
Directors, though less than a quorum.

         Any one or more of the Directors may be removed for cause by action of the Board of Directors taken by a vote of a majority of all Directors then in office at any regular or special meeting of the Board.

5.       Committees.  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee or other committee or committees, each consisting of one or more members, and each of which shall have such powers and authority (to the extent permitted by law) as may be provided in said resolution.

6.       Compensation.  Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or of any committee of the Board, provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                                                   ARTICLE FOUR

                                                     OFFICERS

1.       Executive Officers.  The executive officers of the corporation shall be a President, one or more
Vice-Presidents, a Treasurer and a Secretary, each of whom shall be elected annually by the Directors and shall hold office for such term as may be prescribed by the Board.  All vacancies occurring among any of the offices may be filled by the Board of Directors or, in its discretion, the Board may leave unfilled at its pleasure any of the foregoing offices except the offices of President, Treasurer and Secretary.  Any officer may be removed at any time with or without cause by the Board of Directors.

2.       Other Officers.  The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

3.       The President.  The President shall, in the absence or non-election of a Chairman of the Board, preside at all meetings of the shareholders and Directors and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.  The President shall be the Chief Executive Officer of the corporation and shall perform all of the duties of the Chairman of the Board as well as those of President.

4.       The Vice-President.  The Vice-President, or if there be more than one, the Vice-Presidents (who may have such designations, if any, as the Board of Directors may determine), in the order of their seniority or in any other order determined by the Board shall, in the absence or disability of the President, exercise the powers and perform the duties of the President, and each Vice-President shall exercise such other duties as may be prescribed by the President or the Board.

5.       The Treasurer.  The Treasurer shall have custody of all funds, securities and other valuable effects of the corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation; he shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors; he shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly, in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation; and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board.

6.       The Secretary.  The Secretary shall keep the minutes of all proceedings of the Board of Directors and of the shareholders; he shall attend to the giving and serving of all notices to the shareholders and Directors or other notice required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed on behalf of the corporation; he shall have charge of the certificate books and stock books and such other books and papers as the Board may direct; and he shall perform all other duties incident to the office of Secretary as the Board may prescribe.

                                                   ARTICLE FIVE

                                                   CAPITAL STOCK

1.       Form and Execution of Certificates.  Certificates of stock shall be in such form as required by the laws of the State of New York and as shall be adopted by the Board of Directors.  They shall be numbered and registered in the order issued, shall be signed by the President or a Vice-President and by the Secretary or the
Treasurer and shall be sealed with the corporate seal or a facsimile thereof.  If such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

2.       Transfer.  Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.  A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer on the record of shareholders of the corporation.

3.       Lost or Destroyed Certificates.  The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against loss or liability by reason of the issuance of such new certificates.

4.       Record Date.  In lieu of closing the books of the corporation, the Board of Directors may fix in advance a date, not exceeding fifty days nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

                                                    ARTICLE SIX

                                                   MISCELLANEOUS

1.       Dividends.  Subject to the applicable provisions of the Certificate of Incorporation, the Board of
Directors may declare dividends from time to time upon the capital stock of the corporation from the surplus or net profits available therefor.

2.       Fiscal Year.  The fiscal year of the corporation shall begin on the 1st day of October in each calendar year and end on the 30th day of September of the next succeeding calendar year.

3.       Checks, Notes, etc.  Checks, notes, drafts, bills of exchange and orders for payment of money shall be signed or endorsed in such manner as shall be determined by the Board of Directors.

         The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the Board of Directors.

4.       Notice and Waiver of Notice.  Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, cable, e-mail, facsimile transmission or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

         Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to such shareholder, officer or director, at such address as appears on the books of the corporation, and such notice shall be deemed to have been given on the day of such deposit.

                                                   ARTICLE SEVEN

                                           INDEMNIFICATION AND INSURANCE

1.       Indemnification.  Any person made a party to an action or proceeding, by reason of the fact that he or she, his or her testator or his or her intestate is or was a director or officer of the corporation, or of any other corporation, domestic or foreign, that he or she, his or her testator or intestate served in any capacity at the request of the corporation, shall be indemnified by the corporation against the expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually incurred by him or her as a result of such action or proceeding, or any appeal therein, to the full extent permissible.

2.       Insurance.  The corporation may purchase and maintain insurance to indemnify the corporation and the directors and officers to the extent permitted.

                                                   ARTICLE EIGHT

                                                    AMENDMENTS

1.       Authority.  The authority to make, alter, amend or repeal these By-Laws is expressly vested in the Board of Directors, subject to the power of the shareholders to change or repeal such By-Laws.